AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made as of the 30th day of September, 2007, by and among Challenger Powerboats, Inc., a Nevada corporation, and its subsidiaries, successors in interest to Xtreme Companies, Inc. and its subsidiaries having mailing address at 300 Westlink Drive, Washington, MO 36090 (collectively, the “Company”), for the benefit and security of Dutchess Private Equities Fund Ltd., successor in interest to Dutchess Private Equities Fund, LP and Dutchess Private Equities Fund II, LP (“Dutchess” or “Secured Party”).

RECITALS

WHEREAS, the Company has previously executed and delivered to Dutchess one or more debentures or instruments in favor of the Secured Party, including, without limitation, the following:

(i) that certain Debenture, with an issuance date of January 20, 2004 in the principal amount of $20,685, (ii) that certain Debenture with an issuance date of October 18, 2004 in the principal amount of $20,000, (iii) that certain Debenture with an issuance date of December 23, 2004 in the principal amount of $240,000, (iv) that certain Debenture with an issuance date of January 3, 2005 in the principal amount of $240,000, (v) that certain Debenture with an issuance date of March 8, 2005 in the principal amount of $120,000, (vi) that certain Debenture with an issuance date of April 18, 2005 in the principal amount of $84,000, (vii) that certain Debenture with an issuance date of May 5, 2005 in the principal amount of $192,000, (viii) that certain Debenture with an issuance date of May 13, 2005 in the principal amount of $228,000, (ix) that certain Convertible Debenture Exchange Agreement, dated May 18, 2005, pursuant to which the Secured Party converted certain promissory notes to Debentures in the principal amount of $101,817, (x) that certain Debenture with an issuance date of June 16, 2005 in the principal amount of $240,000, (xi) that certain Debenture with an issuance date of July 7, 2005 in the principal amount of $228,000, (xii) that certain Debenture with an issuance date of February 1, 2006 in the principal amount of $132,000, (xiii) that certain Debenture with an issuance date of February 10, 2006 in the principal amount of $149,000, (xiv) that certain Debenture with an issuance date of February 14, 2006 in the principal amount of $192,000, (xv) that certain Debenture with an issuance date of February 22, 2006 in the principal amount of $150,000, (xvi) that certain Debenture with an issuance date of February 28, 2006 in the principal amount of $83,310, (xvii) that certain Debenture with an issuance date of March 2, 2006 in the principal amount of $132,000, (xiii) that certain Debenture with an issuance date of March 9, 2006 in the principal amount of $434,400, (xix) that certain Debenture with an issuance date of April 3, 2006 in the principal amount of $375,600, (xx) that certain Debenture with an issuance date of April 26, 2006 in the principal amount of $120,000, (xxi) that certain Debenture with an issuance date of May 3, 2006 in the principal amount of $276,000, (xxii) that certain Debenture with an issuance date of May 17, 2006 in the principal amount of $492,000, (xxiii) that certain Debenture with an issuance date of May 24, 2006 in the principal amount of $168,000, (xxiv) that certain Debenture with an issuance date of June 7, 2006 in the principal amount of $154,198, (xxv) that certain Debenture with an issuance date of June 15, 2006 in the principal amount of $72,000, (xxvi) that certain Debenture with an issuance date of June 22, 2006 in the principal amount of $228,000, (xxvii) that certain Debenture with an issuance date of June 23, 2006 in the principal amount of $156,000, (xxiii) that certain Debenture with an issuance date of July 5, 2006 in the principal amount of $312,000, (xxix) that certain Debenture with an issuance date of July 20, 2006 in the principal amount of $186,000, (xxx) that certain Debenture with an issuance date of July 21, 2006 in the principal amount of $66,000, (xxxi) that certain Debenture with an issuance date of August 1, 2006 in the principal amount of $282,000, (xxxii) that certain Debenture with an issuance date of August17, 2006 in the principal amount of $312,000, (xxxiii) that certain Debenture with an issuance date of August 30, 2006 in the principal amount of $315,600, (xxxiv) that certain Debenture with an issuance date of September 12, 2006 in the principal amount of $324,000, (xxxv) that certain Debenture with an issuance date of September 26, 2006 in the principal amount of $336,000, (xxxvi) that certain Debenture with an issuance date of September 26, 2006 in the principal amount of $446,400, (xxxvii) that certain Debenture with an issuance date of October 11, 2006 in the principal amount of $255,600, (xxxviii) that certain Debenture with an issuance date of October 24, 2006 in the principal amount of $195,600, (xxxix) that certain Debenture with an issuance date of November 7, 2006 in the principal amount of $243,600, (xl) that certain Debenture with an issuance date of November 20, 2006 in the principal amount of $208,800, (xli) that certain Debenture with an issuance date of December 6, 2006 in the principal amount of $204,000, (xlii) that certain Debenture with an issuance date of December 28, 2006 in the principal amount of $228,000, (xliii) that certain Debenture with an issuance date of January 23, 2007 in the principal amount of $392,400, (xliv) that certain Debenture with an issuance date of January

25, 2007 in the principal amount of $312,000, (xlv) that certain Debenture with an issuance date of February 5, 2007 in the principal amount of $270,000, (xlvi) that certain Debenture with an issuance date of February 27, 2007 in the principal amount of $420,000, (xlvii) that certain Debenture with an issuance date of April 6, 2007 in the principal amount of $720,000, (xlviii) that certain Debenture with an issuance date of May 3, 2007 in the principal amount of $140,907, (xlix) that certain Redeemable Convertible Preferred Stock with an issuance date of May 15, 2007 in the principal amount of $160,000, (l) that certain Redeemable Convertible Preferred Stock with an issuance date of May 25, 2007 in the principal amount of $530,000, (li) that certain Redeemable Convertible Preferred Stock with an issuance date of June 26, 2007 in the principal amount of $685,000, (lii) that certain Redeemable Convertible Preferred Stock with an issuance date of July 13, 2007 in the principal amount of $550,000, (liii) that certain Redeemable Convertible Preferred Stock with an issuance date of August 3, 2007 in the principal amount of $650,000, (as amended or otherwise modified from time-to-time, collectively, the “Existing Debentures”);

WHEREAS, the Company has previously executed and delivered to Dutchess one or more notes or instruments in favor of the Secured Party, including, without limitation, the following:

(i) that certain Note, with an issuance date of July 21, 2005 in the principal amount of $120,000, (ii) that certain Note, with an issuance date of August 5, 2005 in the principal amount of $144,000, (iii) that certain Note, with an issuance date of August 19, 2005 in the principal amount of $180,000, (iv) that certain Note, with an issuance date of September 1, 2005 in the principal amount of $72,000, (v) that certain Note, with an issuance date of September 7, 2005 in the principal amount of $108,000, (vi) that certain Note, with an issuance date of September 15, 2005 in the principal amount of $201,000, (vii) that certain Note, with an issuance date of September 22, 2005 in the principal amount of $158,400, (viii) that certain Note, with an issuance date of September 30, 2005 in the principal amount of $236,400,  (ix) that certain Note, with an issuance date of October 7, 2005 in the principal amount of $222,000, (x) that certain Note, with an issuance date of October 14, 2005 in the principal amount of $192,000,  (xi) that certain Note, with an issuance date of November 1, 2005 in the principal amount of $156,000, (xii) that certain Note, with an issuance date of November 9, 2005 in the principal amount of $216,000, (xiii) that certain Note, with an issuance date of December 6, 2005 in the principal amount of $216,000, (xiv) that certain Note, with an issuance date of January 3, 2006 in the principal amount of $302,400, (xv) that certain Note, with an issuance date of January 27, 2006 in the principal amount of $59,253, (xvi) that certain Factoring Agreement Note, with an issuance date of May 17, 2006 in the principal amount of $695,000, (xvii) that certain Purchase Order Financing Note, with an issuance date of March 26, 2007 in the principal balance of $122,000 (as amended or otherwise modified from time-to-time, collectively, the “Existing Notes”)

WHEREAS, in connection with the issuance of the Existing Debentures and Existing Notes, the Company executed and delivered to Dutchess for the benefit of the Secured Party (i) that certain Security Agreement, dated February 22, 2006, by and between the Company and Dutchess, a copy of which is attached hereto as Exhibit A, and (ii) that certain Security Agreement, dated February 24, 2006, by and between the Company and Dutchess, a copy of which is attached hereto as Exhibit B, whereby the Company pledged certain Collateral (as defined in said Agreements) to Dutchess as security for performance of the Company’s obligations under the Existing Debentures (as amended or otherwise modified from time-to-time, collectively, the “Existing Security Agreements”);

WHEREAS, concurrently with the execution of this Agreement the Company has executed and delivered to Secured Party a Securities Purchase Agreement for the Company’s Series A Preferred Stock or instruments, including, without limitation, dated September 30, 2007 from the Company in favor of the Secured Party (the “Preferred Stock”) pursuant to which the Secured Party has agreed to make certain loans and other financial accommodations to the Company;

WHEREAS, concurrently with the execution of this Agreement and the Securities Purchase Agreement, Dutchess and the Company are executing that certain Debt Conversion Agreement (the “Debt Conversion Agreement”) pursuant to which Dutchess will convert  $16,303,381 in principal and accrued interest currently owed to Dutchess by the Company and outstanding on the books and records of the Company, which amount is comprised of, among other things, amounts owed under 33 Convertible Debentures, all the Existing Notes, the Factoring Agreement, the Purchase Order Financing Agreement and the Convertible Redeemable Preferred Stock, all of which were issued by the Company to Dutchess commencing on January 1, 2004 and continuing through the date of this Agreement (the “Existing Obligations”);

WHEREAS, pursuant to the terms of the Debt Conversion Agreement, Dutchess is converting all of the principal and accrued interest under the Existing Obligations except for $2,784,685 of principal and interest thereunder, which amount arose and is currently owed under the Existing Debentures commencing on January 10, 2004 and continuing through February 22, 2006, which have amended and restated into a new Debenture of even date herewith (the “Amended Debenture”);

WHEREAS, the obligations of the Company under the Amended Debenture are to be secured pursuant to this Agreement.

NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to or for the benefit of the Company under or in connection with the Amended Debenture or any other Finance Documents (as defined herein), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

CONSTRUCTION AND DEFINED TERMS

1.01

Article and Section Headings.  Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.  Unless otherwise expressly stated in this Agreement, references in this Agreement to Sections shall be read as Sections of this Agreement.

1.02

Schedules and Exhibits.  The references in this Agreement to specific Schedules and Exhibits shall be read as references to such specific Schedules or Exhibits attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements and replacements to such Schedules and Exhibits from time-to-time.

1.03

Defined Terms.  Unless otherwise expressly stated in this Agreement, (a) capitalized terms which are not otherwise defined herein shall have the respective meanings assigned thereto in the UCC (as defined herein); and (b) the following terms used in this Agreement shall have the following meanings:

“Collateral” means, with respect to the Company, all property and rights of the Company in which a security interest is granted hereunder.

“Computer Hardware and Software” means, with respect to the Company, all of the Company's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Equity Interest” means, with respect to any Person (as defined herein), any ownership interest in such Person, including shares, partnership interests, joint venture interests, membership interests, limited liability company interests, unit interests and any other equity or ownership interests of any kind, and any subscriptions, options, warrants, commitments, purchase rights, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or for securities convertible into, any shares, partnership interests, joint venture interests, membership interests, limited liability company interests, and any other equity or ownership interests in such Person.

“Finance Documents” means, collectively, this Agreement, the Amended and Restated Debenture, the Debt Conversion Agreement, the Existing Security Agreements, and any other documents or agreements referenced herein or therein or executed in connection herewith or therewith and pertaining to the Secured Obligations, including the Transaction Documents (as such term is defined in the Amended and Restated Debenture).

“Lien”  means any security interest (including security interest within the definition of “security interest” in the UCC), encumbrance, lien (including any judgment lien, any contract lien, any lien arising or resulting from nonpayment of any tax, assessment, charge or other imposition, and any lien arising or resulting from nonpayment for labor, materials, or supplies), security agreement (including any agreement that creates or provides for a security interest), deed of trust, mortgage, grant, pledge, assignment, hypothecation, title retention contract, or other arrangement for security purposes, and any agricultural lien (including any agricultural lien within the definition of “agricultural lien” in the UCC), and including any of the foregoing arising by operation of statute or other law or the application of equitable principles, whether perfected or unperfected, avoidable or unavoidable, consensual or nonconsensual, and any financing statement or other similar notice document, whether or not filed, and any agreement to give a financing statement or other similar notice document.

“Lien Proceeding”  means any action taken (including self help) or proceeding (judicial or otherwise) commenced by any Person other than Secured Party for the purpose of enforcing or protecting any actual or alleged Lien upon any of the Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Collateral.

“Permitted Lien” means those Liens described on Schedule 3.07.

“Person”  means any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any Governmental Authority, including any receiver, debtor-in-possession, trustee, custodian, conservator, or liquidator.

“Secured Obligations” means all indebtedness, liabilities and obligations which are now or may at any time hereafter be due, owing or incurred in any manner whatsoever to Secured Party by the Company, whether under this Agreement, the Amended and Restated Debenture or any other Finance Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of such obligations.

“UCC” means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts on the date of this Agreement, as may be amended or modified from time-to-time after the date hereof; provided that, “UCC” shall also mean the Uniform Commercial Code as in effect from time-to-time in any applicable jurisdiction.

ARTICLE II

SECURITY INTEREST;  PERFECTION

2.01

Security Interest.  To secure the full and timely payment, performance and satisfaction of the Secured Obligations, the Company hereby collaterally assigns to Secured Party, and grants Secured Party a security interest in, all of the Company’s property, whether now owned or hereafter existing or acquired, regardless of where located including, without limitation, all of the Company’s:

Accounts;

Chattel Paper, including Electronic Chattel Paper;

Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing

Commercial Tort Claims now or hereafter identified on Schedule 2.01(d) to this Agreement;

Deposit Accounts;

Documents;

Financial Assets;

General Intangibles;

Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor);

Instruments;

Intellectual Property;

Investment Property;

Letter of Credit Rights;

Money (of every jurisdiction whatsoever);

Supporting Obligations;

with respect to each Person (as hereinafter defined) listed in Schedule 2.01(q) hereto and each other corporation hereafter acquired or formed by the Company, the Equity Interests from time-to-time issued and outstanding, including the certificates, if any, representing the Equity Interests and any interest of the Company in the entries on the books of the issuer thereof or any financial intermediary pertaining to the Equity Interests, together with all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds as a result of a split, revision, reclassification, consolidation, merger or other like change of the Equity Interests or any issuer thereof, from time-to-time received, receivable or otherwise distributed to the Company in respect of or in exchange for any or all of the Equity Interests;

all promissory notes or intercompany notes and all certificates or instruments evidencing such promissory notes or intercompany notes; and

(a)

to the extent not included in the foregoing, other personal property of any kind or description, together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof, and the grant of a security interest therein, the Secured Party will not enforce its security interest (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of the Secured Party, the Company will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Secured Party (and to Secured Party’s enforcement of such security interest) in the Company's rights under such lease or license.

2.02

Deposit Accounts; Control.  To further secure the Secured Obligations, and to more fully protect the security interest of Secured Party against Liens of other creditors of the Company, the Company hereby agrees that Secured Party shall have the right to direct the disposition of funds in such Deposit Accounts upon the occurrence and during the continuance of any Event of Default, without further consent of the Company and shall execute and deliver to Secured Party, and shall cause each Bank with which such Deposit Account identified on Schedule 2.02 is maintained (excluding any payroll or disbursement accounts) to execute and deliver to Secured Party, such Deposit Account Control Agreements as Secured Party may reasonably request, in a form reasonably satisfactory to Secured Party, to further confirm and perfect Secured Party’s Lien upon the Company’s Deposit Accounts (excluding any payroll or disbursement accounts). If the Company is unable to obtain such Deposit Account Control Agreements, at Secured Party’s request, the Company shall close such Deposit Accounts and move to a financial institution reasonably acceptable to Secured Party in order to enable Secured Party to obtain a perfected security interest in such Deposit Accounts.

2.03

Perfection by Filing.

The Company authorizes Secured Party to file any financing statement and agrees to execute, in recordable form, and deliver to Secured Party any other document or instrument, and to cause any third party to execute and deliver to Secured Party any other document (including financing statement termination statements), requested by Secured Party to perfect the security interests created under this Agreement and to establish, maintain, and continue the first priority of the security interests created under this Agreement.

The Company hereby appoints Secured Party as the Company’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to execute in the name of the Company, and to transmit to, or file, record, or register with, any Person, and at any time, any document or instrument that Secured Party may deem necessary or advisable for the purpose of creating, enforcing, defending, protecting, perfecting, continuing, or maintaining any security interest, or the perfection or priority of any security interest, created under this Agreement.

Secured Party shall not be required to obtain the Company’s consent or authorization for Secured Party to file, and Secured Party shall be entitled to file, with or without execution by the Company (or by Secured Party as the Company’s attorney-in-fact), any financing statement, amendment, or other record that Secured Party may be authorized to file in accordance with the terms of the UCC with respect to the security interests created under this Agreement.

Any financing statement or other document filed to perfect the security interests evidenced by this Agreement may, at Secured Party’s option, describe or indicate the Collateral in the manner that the Collateral is described in this Agreement, or as all assets of the Company, or as all personal property of the Company, or by any other description or indication of the Collateral that may be sufficient for a financing statement under the UCC.

If prior to the Company’s execution of this Agreement, Secured Party shall have filed in any jurisdiction, or with any governmental authority, any financing statement, amendment, or other document describing or indicating the Collateral, or containing a description or indication of all assets of the Company or all personal property of the Company comprising the Collateral, or containing any other description or indication of the Collateral, the Company, by executing this Agreement, irrevocably (i) authorizes, ratifies, confirms, and adopts (A) each such previously filed financing statement, amendment or other document, and (B) the filing of each such previously filed financing statement, amendment, or other document, and (ii) agrees that each such previously filed financing statement, amendment, or other document is valid and effective as though it had been authorized by the Company and filed with the Company’s authorization.

2.04

Perfection by Possession.  If Collateral is of a type as to which it is necessary, desirable, or advisable, as determined by Secured Party, for Secured Party to take possession of such Collateral in order to protect, perfect, or maintain the first priority of Secured Party’s security interest or other Lien (subject only to Permitted Security) in such (or any other) Collateral, then, promptly upon Secured Party’s request, the Company shall deliver such Collateral to Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company makes the following representations and warranties to Secured Party, which shall each be continuing and in effect at all times, and Secured Party shall be entitled to rely upon the truth, accuracy, and completeness of the following representations and warranties without regard to any other information that may be now or hereafter known by or disclosed to Secured Party or any of Secured Party’s directors, officers, employees, agents, attorneys or other advisors:

3.01

The Company’s Name and Identification Number.  The name of the Company set forth on the first page and the signature page of this Agreement is the Company’s correct and complete legal name.  The street address for the Company in this Agreement is the Company’s mailing address.  The Company's chief executive office and principal place of business are as set forth on Schedule 3.01 hereto (and the Company has not maintained its chief executive office and principal place of business at any other location during the five (5) years preceding the date hereof, and each other location where the Company maintains a place of business is also set forth on Schedule 3.01 hereto

3.02

Permitted Liens; Collateral. (a) No financing statement (other than Permitted Liens) covering any of the Company’s rights in the Collateral is on file in any public office; (b) Secured Party’s security interest in the Collateral is a first priority perfected security interest, subject to no Liens other than Permitted Liens; (c) the Company is and will be the lawful owner of all Collateral, free of all liens, claims, security interests and encumbrances whatsoever, other than the security interest hereunder; and Permitted Liens, with full power and authority to execute this Agreement and perform the Company's obligations hereunder, and to subject the Collateral to the security interest hereunder and (d) all information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Company to the Secured Party is and will be true and correct in all material respects as of the date furnished.

3.03

Authorization and No Conflicts.  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as listed on the first page of this Agreement; (b) the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Company or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon the Company; and (c) this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.04

Tangible Collateral. Schedule 3.04 hereto contains a complete listing of the Company’s tangible Collateral located with any bailee, warehousemen or other third parties and all of the Company’s Collateral which is subject to certificate of title statutes.

3.05

Deposit Accounts.  Except as listed on Schedule 2.02, the Company has no Deposit Accounts and is not a party to or otherwise bound by any Deposit Account Agreement.

3.06

Leases.  Except as listed on Schedule 3.06 (which schedule contains a true, accurate and complete list and description of all leases to which the Company is a lessor, lessee, or other party or otherwise bound), the Company is not a lessor or lessee under, or a party to, or otherwise bound by the terms of, any lease.

3.07

Commercial Tort Claims.  Except as listed on Schedule 2.01(d), the Company has no Commercial Tort Claims.

3.08

Subsidiaries.  Schedule 3.08 lists all of the subsidiaries of the Company.

ARTICLE IV

AFFIRMATIVE COVENANTS

The Company covenants and agrees to the following:

4.01

Account of the Company.  The Secured Party may, at any time that an Event of Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify an Account of the Company or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of the Secured Party and enforce, by suit or otherwise the obligations of an Account of the Company or other Person obligated on Collateral and exercise the rights of the Company with respect to the obligation of the Account of the Company or other Person obligated on Collateral to make payment or otherwise render performance to the Company, and with respect to any property that secures the obligations of the Account of the Company or other Person obligated on the Collateral.  In connection with exercise of such rights and remedies, the Secured Party may surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.  Upon the request of the Secured Party during the existence of an Event of Default, the Company will, at its own expense, notify any or all parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.  Upon request by the Secured Party during the existence of an Event of Default, the Company will forthwith, upon receipt, transmit and deliver to the Secured Party, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Secured Party) which may be received by the Company at any time in full or partial payment or otherwise as proceeds of any of the Collateral.  Except as the Secured Party may otherwise consent in writing, any such items which may be so received by the Company will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Secured Party until delivery is made to the Secured Party.  The Company will comply with the terms and conditions of any consent given by the Secured Party pursuant to the foregoing sentence.

4.02

Additional Covenants.  The Company:

(a)

will, at the Secured Party’s request, at any time and from time-to-time, execute and deliver to the Secured Party such financing statements, amendments and other documents and do such acts as the Secured Party deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Secured Party, free and clear of all Liens and claims and rights of third parties whatsoever except Permitted Liens; the Company hereby irrevocably authorizes the Secured Party at any time, and from time-to-time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (y) as being of an equal or lesser scope or with greater detail;

(b)

will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on Schedule 3.01 hereto or at such other addresses of which the Company shall have given the Secured Party not less than 30 days' prior written notice;

(c)

will keep its records concerning the Collateral in such a manner as will enable the Secured Party or its designees to determine at any time the status of the Collateral;

(d)

will furnish the Secured Party such information concerning the Company, the Collateral and the Account of the Company as the Secured Party may from time-to-time reasonably request;

(e)

will permit the Secured Party and its designees, from time-to-time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of an Event of Default) to inspect the Company's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of the Company pertaining to the Collateral and the Account of the Company, and will, upon request of the Secured Party during the existence of an Event of Default, deliver to the Secured Party all of such records and papers;

(f)

will, upon request of the Secured Party, stamp on its records concerning the Collateral, and add on all Chattel Paper and Instruments constituting a portion of the Collateral, a notation, in form satisfactory to the Secured Party, of the security interest of the Secured Party hereunder;

(g)

except for the sale or lease of Inventory in the ordinary course of its business and sales of Equipment which is no longer useful in its business or which is being replaced by similar Equipment, will not sell, lease, assign or create or permit to exist any Lien on any Collateral other than Permitted Liens;

(h)

will at all times keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Secured Party as its interest may appear (it being understood that (A) so long as no Event of Default shall be existing, the Secured Party shall deliver any proceeds of such insurance which may be received by it to the Company and (B) whenever an Event of Default shall be existing, the Secured Party may apply any proceeds of such insurance which may be received by it toward payment of the Secured Obligations, whether or not due, in such order of application as the Secured Party may determine), and such policies or certificates thereof shall, if the Secured Party so requests, be deposited with or furnished to the Secured Party;

(i)

will take such actions as are reasonably necessary to keep its Goods in good repair and condition;

(j)

will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted;

(k)

will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods;

(l)

will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral and will keep all of the tangible Collateral in the United States;

(m)

will promptly notify the Secured Party in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of the Secured Party, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Secured Party to confer upon the Secured Party control (as defined in the UCC) with respect to such Collateral;

(n)

promptly notify the Secured Party in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of the Secured Party, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Secured Party to deliver to the Secured Party possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Secured Party;

(o)

promptly notify the Secured Party in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party, and, upon the request of the Secured Party, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Secured Party to give the Secured Party a security interest in such Commercial Tort Claim; and

(p)

further agrees to take other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the security interests in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Company’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the security interests in such Collateral, (iii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (iv) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and (v) taking all actions required by the UCC in effect from time-to-time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

4.03

Taxes, Assessments, Charges, and Other Impositions.  The Company shall pay and discharge promptly, on or before the date due, all taxes, assessments, charges, and other impositions imposed by any governmental authority on the Company, or on the Collateral, relating to the ownership or use of the Collateral, or relating to any sale, lease, license or other disposition of the Collateral; provided, however, the Company shall not be required to pay or discharge, or to cause to be paid or discharged, any such tax, assessment, charge, or other imposition so long as (a) the validity of such tax, assessment, charge or other imposition is being contested in good faith by the Company by appropriate proceedings.

4.04

Notice of Lien Proceeding.  The Company shall give Secured Party immediate written notice of the threat by any Person to commence any proceedings on a material portion of the Collateral or any other Lien Proceeding.

4.05

Delivery of Certificated Equity Interests. All certificates, agreements or instruments representing or evidencing the pledged Equity Interests, to the extent not previously delivered to the Secured Party, shall promptly upon receipt thereof by the Company be delivered to and held by the Secured Party pursuant hereto. All such certificated Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party.  Security Party shall have the right, at any time after the occurrence and during the continuance of any Event of Default, to exchange certificates representing or evidencing such pledged Equity Interests for certificates of smaller or larger denominations.  If any issuer of pledged Equity Interests is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of such pledged Equity Interests are at any time not evidenced by certificates of ownership, then each applicable the Company shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Secured Party the right to transfer such pledged Equity Interests.

4.06

Voting Rights; Distributions; etc.  So long as no Event of Default shall have occurred and be continuing, (i) the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement; provided, however, that no the Company shall in any event exercise such rights in any manner which may have an adverse effect on the security intended to be provided by this Agreement; and (ii) the Company shall be entitled to receive and retain any and all distributions with respect to such pledged Equity Interests.  Upon the occurrence and during the continuance of any Event of Default, upon written notice from the Secured Party, all rights of the Company to exercise such voting and other consensual rights it would otherwise be entitled to exercise hereunder and all rights of the Company to receive distributions otherwise permitted hereunder shall cease, and all such rights shall thereupon become vested in the Secured Party.  Any distributions which are received by the Company in violation of the provisions of this Agreement shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Company and shall immediately be paid over to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

ARTICLE V

NEGATIVE COVENANTS

The Company covenants and agrees to the following:

5.01

Identity.  The Company shall not change the Company’s name or corporate structure.  If the Company is organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized, the Company shall not organize under the laws of another jurisdiction.

5.02

Deposit Accounts.  The Company shall not open or close any Deposit Account or modify, terminate, or supplement any Deposit Account Control Agreement, or waive any material rights under any Deposit Account Control Agreement, without prior written notice to the Secured Party.

5.03

Liens.  The Company shall not create, incur, assume or suffer to exist any Liens upon any Collateral of the Company other than Permitted Liens.

ARTICLE VI

EVENT OF DEFAULT; ENFORCEMENT OF SECURITY INTEREST

6.01

Event of Default

Any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

(a)

Any default or event of default shall occur under the Amended and Restated Debenture or any other Finance Documents.

(b)

The Company shall fail or neglect to perform, keep or observe any provision of this Agreement or any other Finance Document and the same shall remain unremedied for a period of ten (10) days after notice is given to the Company by the Secured Party.

(c)

The Secured Party shall fail to have an enforceable first priority lien on and security interest in the Collateral.

(d)

The Company files a bankruptcy petition, a bankruptcy petition is filed against the Company which remains undismissed or unstayed for thirty (30) consecutive days, or the Company makes a general assignment for the benefit of creditors.

6.02

Right to Enforce Claim;  Secured Party in Possession or Control.

(a)

Upon the occurrence of an Event of Default and during the continuance thereof, and in addition to such other rights and remedies as Secured Party may have under other provisions of this Agreement or any other Finance Document, or under common or statutory law, Secured Party may reduce a claim to judgment, foreclose, or otherwise enforce the claim, security interest, or agricultural lien by any available judicial procedure, and if the Collateral is Documents, Secured Party may proceed either as to the Documents or as to the Goods the Documents cover.

(b)

If Secured Party has possession of Collateral, (i) reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred in the custody, preservation, use, or operation of the Collateral are chargeable to the Company and are secured by the Collateral, (ii) the risk of accidental loss or damage is upon the Company to the extent of a deficiency in any effective insurance coverage, (iii) Secured Party shall keep the Collateral identifiable, but fungible Collateral may be commingled, and (iv) Secured Party may use or operate the Collateral (A) for the purpose of preserving the Collateral or its value, or (B) as permitted by an order of a court having competent jurisdiction, or (C) for the purpose of transporting the Collateral, or (D) for the purposes of demonstrating the use or operation of the Collateral.

(c)

If Secured Party has possession of Collateral or control of Collateral that is Deposit Accounts, Electronic Chattel Paper, Investment Property, or Letter-of-credit rights, then Secured Party (i) may hold as additional security any Proceeds, except money or funds, received from the Collateral, (ii) shall apply money or funds received from the Collateral to reduce the Secured Obligations unless remitted to the Company, and (iii) may create a security interest in the Collateral.

(d)

If Secured Party has possession of Collateral that is Chattel Paper or an Instrument, then as to any such Chattel Paper or Instrument, Secured Party shall not be obligated to take any necessary steps to preserve rights against prior parties.

6.03

Collection and Enforcement.  After the occurrence of an Event of Default and during the continuance thereof (in accordance with the Facilities Agreement), Secured Party may:

(a)

notify any Account of the Company or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of Secured Party;

(b)

take any Proceeds to which Secured Party is entitled under Section 9-315 of Article 9 of the UCC;

(c)

enforce the obligations of the Company or other Person obligated on Collateral and exercise the rights of the Company with respect to the obligations of the Company or other Person obligated on Collateral to make payment or otherwise render performance to the Company, and with respect to any property that secures the obligations of the Company or other Person obligated on the Collateral;

(d)

if Secured Party is a Bank and holds a security interest in a Deposit Account maintained with Secured Party, apply the balance of the Deposit Account to the obligation secured by the Deposit Account; and

(e)

if Secured Party holds a security interest in a Deposit Account perfected by control pursuant to an agreement among the Company, Secured Party and the Bank with which the Deposit Account is maintained, or if Secured Party becomes the Bank’s customer with respect to the Deposit Account, instruct the Bank with which the Deposit Account is maintained to pay the balance of the Deposit Account to or for the benefit of Secured Party.

6.04

Possession of Collateral.

(a)

After the occurrence of an Event of Default and during the continuance thereof, Secured Party may require the Company to assemble the Collateral and make the Collateral available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and the Company.  If Secured Party requires the Company to assemble the Collateral and make the Collateral available to Secured Party, as described in the preceding sentence, the Company shall do so promptly, and in any event within ten (10) days after Secured Party gives the Company a notice requesting the Company to assemble the Collateral and make the Collateral available to Secured Party at the place designated by Secured Party.  Without limiting Secured Party’s right to designate any place which is reasonably convenient to the Company for making Collateral available to Secured Party, the Company agrees that any place designated by Secured Party and located within one hundred (100) miles of any place where the Company stores, uses, sells, leases, licenses, or maintains Collateral in the ordinary course of the Company’s business shall be conclusively deemed to be a place reasonably convenient to the Company for making the Collateral available to Secured Party.

(b)

After the occurrence of an Event of Default and during the continuance thereof, Secured Party may, pursuant to judicial process, or without judicial process if Secured Party proceeds without breach of peace, (1) take possession of the Collateral and, (2) without removal, render Equipment unusable and dispose of Collateral on the Company’s premises.

6.05

Disposition of Collateral.

(a)

After the occurrence of an Event of Default and during the continuance thereof, Secured Party may sell, lease, license, or otherwise dispose of any or all of the Collateral in its present condition or following any commercially reasonable preparation or processing.

(b)

Secured Party may dispose of Collateral by public or private proceedings, by one or more contracts, as a unit or in parcels, and at any time and place and on any terms.

(c)

Secured Party may purchase Collateral (1) at a public disposition or (2) if the Collateral is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations, at a private disposition.

(d)

contract for sale, lease, license, or other disposition includes the warranties relating to title, possession, quiet enjoyment, and the like which by operation of law accompany a voluntary disposition of property of the kind subject to the contract; provided, however, Secured Party may disclaim or modify such warranties (1) in a manner that would be effective to disclaim or modify the warranties in a voluntary disposition of property of the kind subject to the contract of disposition, or (2) by communicating to the purchaser a Record evidencing the contract for disposition and including an express disclaimer or modification of the warranties, and provided further that a Record is sufficient to disclaim such warranties if such Record indicates “There is no warranty relating to title, possession, quiet enjoyment, or the like in this disposition” or uses words of similar import.

(e)

Prior to a disposition of Collateral, Secured Party shall give the Company, and any other parties required to receive notice under Article 9 of the UCC, notification as required under Article 9 of the UCC before a sale, lease, license, or other disposition of Collateral.

6.06

Additional Provisions Regarding Sales and Other Dispositions.  In the event that Secured Party shall sell or otherwise dispose of the Collateral, or any part thereof in accordance with this Agreement, the following additional provisions shall be applicable to such sale or other disposition:

(a)

Such sale or other disposition may be at public or private sale (or at any broker’s board or on any securities exchange) for cash, upon credit or for future delivery as Secured Party shall deem appropriate.  Secured Party shall be authorized at any such sale (if Secured Party deems it advisable to do so with regard to any type or item of Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own use (or for their own account for investment, as applicable) and not with a view to the distribution or sale thereof, and upon consummation of any such sale, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Company, and the Company hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Secured Party shall give the Company at least ten (10) days’ written notice (which the Company agrees is reasonable notice) of Secured Party’s intention to make any sale of Collateral owned by the Company.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix and state in the notice of such sale, and Secured Party shall not be obligated to make any sale of any Collateral if Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given, and Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time-to-time by announcement at the time and place fixed for sale, and such sale may, without further notice to the Company or anyone else, be made at the time and place to which the same was so adjourned.

(b)

In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Collateral so sold and, in case of any such failure, such of the Collateral may be sold again upon notice to the Company as set forth in this Section.

(c)

At any public sale, Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Company (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party from the Company as a credit against the purchase price, and Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor.

(d)

For purposes of any sale of Collateral in accordance with this Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  Secured Party shall be free to carry out such sale pursuant to such agreement, and the Company shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Secured Party shall have entered into such an agreement, all Events of Default shall have been remedied and the Secured Obligations paid in full.

(e)

Upon any sale of Collateral by Secured Party (including a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VII

POWER OF ATTORNEY

7.01

Power of Attorney;  Collections by Secured Party.

(a)

The Company hereby appoints Secured Party as the Company’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, to do each of the following in the name of the Company or in the name of Secured Party or otherwise, for the use and benefit of Secured Party, but at the cost and expense of the Company, and with or without notice to the Company: (i) notify the Account of the Company and insurers to make payments directly to Secured Party, and to take control of the cash and non-cash Proceeds of any Collateral or insurance; (ii) renew, extend or compromise any of the Collateral or deal with the same as Secured Party may deem advisable; (iii) release, exchange, substitute, or surrender all or any part of the Collateral; (iv) remove from the Company’s places of business all Collateral Records without cost or expense to Secured Party; (v) make such use of the Company’s places of business as may be reasonably necessary to administer, control and collect the Collateral; (vi) repair, alter or supply Goods, if any, necessary to fulfill in whole or in part the purchase order or similar order of any Account of the Company; (vii) demand, collect, give receipt for, and give renewals, extensions, discharges and releases of any of the Collateral; (viii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (ix) settle, renew, extend, compromise, compound, exchange or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (x) indorse the name of the Company upon any item of payment relating to the Collateral or upon any proof of claim in bankruptcy against any Collateral; and (xi) institute and prosecute legal and equitable proceedings to reclaim any of the Goods sold to any Account of the Company obligated on an Account at a time when such Account of the Company was insolvent.  Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless an Event of Default has occurred and is continuing.  The foregoing power of attorney is in addition to any other power of attorney that may be granted to Secured Party under any Finance Document.

(b)

NONE OF SECURED PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE COMPANY FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VIII

GENERAL PROVISIONS

8.01

Remedies Cumulative.  Upon the occurrence and during the continuance of any Event of Default, and in addition to such other rights and remedies as Secured Party may have under other provisions of this Agreement or any other Finance Document, Secured Party may exercise any one or more of its rights and remedies under common or statutory law.  No failure or delay on the part of Secured Party in exercising any right, power or privilege hereunder or under any other Finance Document and no course of dealing between the Company or any other Obligor or other Person and Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Finance Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies which Secured Party would otherwise have and may be exercised simultaneously.  No notice to or demand on the Company in any case shall entitle the Company or any other obligor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Secured Party to any other or further action in any circumstances without notice or demand.

ARTICLE IX

MISCELLANEOUS

9.01

Attorney’s Fees.  The Company agrees to pay all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of Secured Party) paid or incurred by Secured Party in endeavoring to collect the Secured Obligations of the Company, or any part thereof, and in enforcing this Agreement against the Company, and such obligations will themselves be Secured Obligations.

9.02

No Waiver.  No delay on the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

9.03

Severance.  This Security Agreement shall remain in full force and effect until all Secured Obligations have been paid in full.  If at any time all or any part of any payment theretofore applied by the Secured Party to any of the Secured Obligations is or must be rescinded or returned by the Secured Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company), such Secured Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Secured Obligations, all as though such application by the Secured Party had not been made.

9.04

Third-Party Beneficiaries.  The rights and privileges of Secured Party hereunder shall inure to the benefit of its successors and assigns.

9.05

Secured Party’s Rights to Release Obligors; etc.  Secured Party may take or release other security, may release any party primarily or secondarily liable for any Secured Obligations or other indebtedness to Secured Party, may grant extensions, renewals or indulgences with respect to such Secured Obligations or other indebtedness and may apply any other security therefor held by Secured Party to the satisfaction of such Secured Obligations or other indebtedness, all without prejudice to any of Secured Party’s rights under this Agreement.

9.06

Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon delivery, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, so long as it is properly addressed.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Challenger Powerboats, Inc.

300 Westlink Drive

Washington, MO 36090

Attention: Laurie Phillips

Telephone: 636-390-9000

Facsimile: 636-390-_____

If to the Secured Party:

Douglas H. Leighton

c/o Dutchess Capital Management, LLC

50 Commonwealth Ave, Suite 2

Boston, MA  02116

Telephone: (617) 301-4700

Facsimile: (617) 249-0947

9.07

Term.  The term of this Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon the Company until all Secured Obligations of the Company to Secured Party shall have been fully paid and satisfied and Secured Party shall have given the Company written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of other provisions of this Agreement or survive the termination of the security interest created under this Agreement).  Secured Party shall not be obligated to give the Company written notice of termination of this Agreement, or to terminate any financing statements or other Lien Notices, until all Secured Obligations of the Company to Secured Party shall have been fully paid and satisfied and there is no commitment on the part of Secured Party to make an advance, incur an obligation or otherwise give value, and the Company shall have given Secured Party a written demand requesting the termination of this Agreement and any financing statements at which time Secured Party shall execute and deliver such documents, at the Company’s expense, as are necessary to release Secured Party’s liens in the Collateral.  Notwithstanding anything to the contrary in this Agreement or any other Finance Documents, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Company or any substantial part of the Company’s assets, or otherwise, all as though such payments had not been made.

9.08

Further Assurances.  The Company shall execute and deliver to Secured Party such further assurances and take such other further actions as Secured Party may from time-to-time request to further the intent and purpose of this Agreement and to maintain and protect the rights and remedies intended to be created in favor of Secured Party under this Agreement.

9.09

Amendments, Waivers and Consents;  Successors and Assigns; Assignments.  Neither this Agreement nor any other Finance Document nor any of the terms hereof or thereof may be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing signed by Secured Party and the Company.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been fully paid and satisfied and this Agreement has been terminated, (ii) be binding upon the Company and its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and Secured Party’s successors, transferees and assigns.  This Agreement may not be assigned by the Company without the prior written consent of Secured Party, which consent may be given or withheld in Secured Party’s sole and absolute discretion.  The Secured Party may assign this Agreement, and all or any of its rights or obligations hereunder, to any person or entity without the consent of the Company.

9.10

Entire Agreement.  This Agreement and any other Finance Documents are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect.  No promise, inducement, or representation has been made to the Company which relates in any way to the matters expressed in this Agreement and in any other Finance Documents, other than what is expressly stated herein and in such Finance Documents.

9.11

No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

9.12

Governing Law.  This Agreement and all related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles, regardless of the location of the Collateral, excepting, however, that the UCC (or decisional law) of a jurisdiction other than the Commonwealth of Massachusetts may provide the method of perfection, the effect of perfection or non-perfection, or the priority of liens and security interests created under this Agreement.

9.13

Disputes Subject to Arbitration.  All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws.  The parties to this Agreement shall submit all disputes arising under this Agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (the “AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party hereto will challenge the jurisdiction or venue provisions as provided in this section.  Nothing in this Section shall limit the Secured Party's right to obtain an injunction for a breach of this Agreement from a court of law.  Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in this Section 9.13, fully adjudicates the dispute.

9.14

Severability.  Any provision of this Agreement, or of any other Finance Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the Company hereby waives any provision of law which renders any provision of this Agreement or any other Finance Document prohibited or unenforceable in any respect.

9.15

Counterparts.  This Agreement may be executed in counterparts and each shall be effective as an original, and a photocopy, facsimile or telecopy of this executed Agreement shall be effective as an original.  In making proof of this Agreement, it shall not be necessary to produce more than one counterpart, photocopy, facsimile, or telecopy of this executed Agreement.

9.16

Time.  Time is of the essence of this Agreement.

9.17

Amendment and Restatement.  This Agreement amends and restates in its entirety the Existing Security Agreements.  This Agreement, however, is in no way intended, nor shall it be construed, to affect, replace, impair or extinguish the creation, attachment, perfection or priority of the security interests in, and other Liens on, the Collateral, which security interests and other Liens the Company by this Agreement, acknowledges, reaffirms and confirms to the Secured Party.  In addition, all obligations and liabilities and indebtedness created or existing under, pursuant to, or as a result of, the Amended and Restated Debenture and other Finance Documents shall continue in existence within the definition of “Secured Obligations” under this Agreement, which Secured Obligations, liabilities and indebtedness the Company, by this Agreement, acknowledges, reaffirms and confirms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Security Agreement to be duly executed on the day and year first above written.

THE COMPANY:

CHALLENGER POWERBOATS, INC.

By:	/s/ Laurie A. Phillips
Name:	Laurie Phillips
Its:	President and Chief Executive Officer

THE SECURED PARTY:

DUTCHESS PRIVATE EQUITIES FUND, LTD.

By:	/s/Douglas H. Leighton
Name:	Douglas H. Leighton
Title:	Director